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                                                                    EXHIBIT 4(B)

                             CERTIFICATE OF TRUST
                                      OF
                               BANPONCE TRUST I

        THIS Certificate of Trust of BanPonce Trust I (the "Trust"), dated January 15, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C Section 3801, et seq.).

        1. Name. The name of the business trust being formed hereby is BanPonce Trust I.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                          FIRST CHICAGO DELAWARE INC.,
                                          as Trustee

                                          By: /s/ Steven M. Wagner
                                              ---------------------------------
                                              Name: Steven M. Wagner
                                              Title: Vice President

                                          /s/ Javier F. Ubarri
                                          -------------------------------------
                                          Javier F. Ubarri, as Trustee

                                          /s/ Alberto J. Paracchini
                                          -------------------------------------
                                          Alberto Paracchini, as Trustee